Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-271938 and 333-287806) and Form F-3 (Nos. 333-278409, 333-291426 and 333-271063) of Oculis Holding AG of our report dated March 4, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland

March 4, 2026